DCAP GROUP, INC.
                                90 Merrick Avenue
                           East Meadow, New York 11554

                                                         March 28, 2001

Morton L. Certilman
50 Heron Drive
Hewlett Bay Park, New York  11557

Dear Mort:

     Reference is made to the Employment Agreement dated as of February 25, 1999 by and between DCAP Group, Inc. (the "Company") and you (the "Employment Agreement").

     Reference is also made to the Promissory Note, dated as of May 17, 2000, from you to the Company in the principal amount of $141,454 (the "Note") given pursuant to the Stock Purchase Agreement, dated May 17, 2000, by and between the Company, Dealers Choice Automotive Planning, Inc. (now renamed DCAP Insurance Agencies, Inc.), Alyssa Greenvald, you, DCAP Ridgewood, Inc., DCAP Bayside, Inc., DCAP Freeport, Inc. and MC DCAP, Inc.

     The parties hereby acknowledge that it is their mutual desire to terminate the Employment Agreement and accordingly agree that the Employment Agreement is hereby terminated. The parties agree further that, except as hereinafter provided, neither party shall have any further rights or obligations under the Employment Agreement, in connection therewith or in connection with the termination thereof. Notwithstanding the foregoing, the parties agree that nothing herein shall be deemed a waiver of any rights of the parties under the Employment Agreement in connection with the breach of any representation or covenant that occurred prior to the date hereof. In addition, the parties agree that the provisions of Paragraphs 7.1 through 7.4, 12.1 through 12.4, 13.1, 14.1 through 14.5, 16.1, 17.1, 18.1, 19.1, 20.1, 21.1, 22.1 and 23.1 of the
Employment Agreement shall continue in full force and effect in accordance with the provisions thereof; provided, however, that the provisions of Paragraph
7.1(i) of the Employment Agreement shall not restrict you from operating the DCAP franchises wholly-owned by you or your affiliates and identified on Schedule A attached hereto.

     Simultaneously herewith, you are resigning freely and voluntarily as an employee and officer of the Company and as an officer and director of any and all subsidiaries of the Company for which you serve in such capacity.

     You also agree that, at the request of the Chief Executive Officer of the Company, you will provide assistance and consultation with regard to all matters previously handled by you in your capacity as Chairman of the Board, including, without limitation, with respect to the International Airport Hotel in Puerto Rico (the "Hotel"). You agree that such services shall continue until the later of the completion of negotiations relating to the Hotel lease or the next meeting of stockholders of the Company. In consideration thereof, the Company will reimburse you for all

Morton L. Certilman
March 28, 2001
Page 2

reasonable and necessary expenses and disbursements incurred by you in the performance of such duties. In the event you are required to travel in the performance of your duties, you will also be entitled to receive such reasonable compensation as shall be mutually agreed upon.

     You understand and agree further that, except as expressly provided for herein, the Company shall have no obligation to you, whether for compensation, payments, benefits or otherwise, arising under or relating to your employment or position with the Company or any subsidiary thereof, the termination of your employment, the Employment Agreement, or otherwise.

     The Company  hereby agrees that the debt evidenced by the Note is forgiven.
Concurrently   herewith,   the  Company  is  delivering  to  you  the  Note  for
cancellation and no further amounts shall be due or payable thereunder.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the subject matter hereof. You acknowledge and agree that the restrictions placed upon you pursuant to the provisions of the Employment Agreement are in addition to, and not in lieu of, the restrictions set forth in the Franchise Agreements contemplated to be entered into between our wholly-owned subsidiary, DCAP Management, Inc., and MLC East Meadow/Flushing LLC (collectively, the "Franchise Agreements"). The rights and remedies set forth in the Employment Agreement and the Franchise Agreements are cumulative.

     This Agreement may be amended, and any provision hereof waived, only by a writing executed by the party sought to be charged.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

Morton L. Certilman
March 28, 2001
Page 3

     Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

                                                   Very truly yours,

                                                   DCAP Group, Inc.


                                                   By:/s/ Barry Goldstein
                                                   ----------------------
                                                   Barry Goldstein
                                                   Chief Executive Officer

Agreed:
/s/ Morton L. Certilman
--------------------------
Morton L. Certilman

                                   Schedule A

DCAP Ridgewood, Inc.
DCAP Bayside, Inc.
DCAP Freeport, Inc.
MC DCAP, Inc.
MLC East Meadow/Flushing LLC (regarding the operations of East Meadow Agency, Inc. and DCAP Flushing, Inc.)